Exhibit 32

CERTIFCATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of China Shoe Holdings, Inc. (the "Company") for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof or the following date (the "Report"), Gu Xianzhong, as Chief Executive Officer (Principal Executive Officer) and Angus Cheing Ming as Chief Financial Officer(Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, respectively, that:

1.)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 25, 2008	/s Gu Xianzhong
Name: Gu Xianzhong
Title: Chief Executive Officer
(Principal Executive Officer

/sAngus Cheing Ming
Name Angus Cheing Ming
Title: CFO
(Principal Financial Officer)